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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): JANUARY 31, 2000

                            FIRST MEDICAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

   DELAWARE                     001-00155                      13-1920670
State or other            (Commission File No.)              (I.R.S. Employer
Jurisdiction of                                             Identification No.)
incorporation)

1055 WASHINGTON BOULEVARD, STAMFORD, CT                           06901
(Address of Principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (203) 327-0900

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)


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Item 1.       Changes in Control of the Company.

              Not applicable.

Item 2.       Acquisition or Disposition of Assets.

              On January 31, 2000, First Medical Group, Inc., a Delaware corporation (the "Corporation"), entered into an asset purchase agreement (the "Asset Purchase Agreement") whereby it would sell substantially all of the assets and certain of the liabilities of the Corporation to AMCMC Acquisition Corp., a company controlled by Dennis Sokol, the current Chief Executive Officer of the Corporation. Mr. Sokol intends to resign as a Director and Officer of the Corporation upon consummation of the transaction. Completion of the transaction is subject to shareholder approval. The assets and liabilities of the Company which are involved in the sale are more specifically described in the Asset Purchase Agreement attached hereto as Exhibit 10.

Item 3.       Bankruptcy or Receivership.

              Not Applicable.

Item 4.       Changes in Company's Certifying Accountant.

              Not Applicable.

Item 5.       Other Events.

              Not Applicable

Item 6.       Resignation of Company's Directors.

              Not Applicable.

Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

              a.  Financial Statements

                  The financial statements of the Subsidiaries of the Company involved in the sale shall be filed as an amendment to this initial report on Form 8-K within 60 days of the filing of this initial report.

              b.  Pro Forma Financial Information

                  The pro forma financial information of the Company going to effect the asset sale shall be filed as an amendment to this initial report on Form 8-K within 60 days of the filing of this report.


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              c.  Exhibits

                  10. Asset Purchase Agreement, dated as of January 31, 2000, among First Medical Group, Inc. and AMCMC Acquisitions Corp.

Item 8.       Change in Fiscal Year.

              Not Applicable.

Item 9.       Sales of Equity Securities Pursuant to Regulation S.

              Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2000                   First Medical Group, Inc.



                                        By: /s/ Elias Nemnom
                                            ---------------------------
                                            Elias Nemnom
                                            Chief Financial Officer